AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT dated as of March 18, 1998, by and between Kaye Group Inc., a Delaware corporation ("Employer"), and Michael P. Sabanos ("Employee").

     WHEREAS, Employer and Employee entered into an Employment Agreement ("Agreement"), made effective May 15, 1996, which is incorporated herein in its entirety; and

     WHEREAS, Employer and Employee desire to effect certain amendments to the Agreement, all as more fully set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2. Section 3.1.1 of the Agreement is hereby amended in its entirety and replaced with the following:

          _______An annual salary of $250,000, payable bi-weekly or at such other interval as Employer may establish for its usual payroll payment and subject to required withholding of taxes, social security, benefit payments, etc.

3. Section 4.1 and 4.2 of the Agreement are hereby amended in their entirety and replaced with the following:

          Employer and Employee acknowledge that Employee is an "employee at will." The employment of Employee hereunder and the Term of this Agreement (the "Term") shall commence on June 1, 1998, and shall continue thereafter unless and until notice of termination is given in writing by either party at least sixty (60) days prior to the termination date.

4. Section 5.5 of the Agreement is hereby amended in its entirety and replaced with the following:

          Restrictive Covenant

     In the event that Employee ceases to be an employee of Employer for any reason ("Withdrawal from the Company"), Employee may conduct business in competition with Employer. However, for the two year period immediately following the Withdrawal from the Company, Employee may not:

          (i) solicit, join, provide services to, advise, give assistance to, or contact any person or entity who was a client of Employer, or any employee of such client, with respect to the provision of insurance or insurance-related services;

          (ii) solicit any persons or entities who, to the knowledge of Employee, are or were identified through leads developed while Employee was employed by Employer;

          (iii) solicit professional relationships introduced to such Employee by any employee or client of Employer while Employee was an employee of Employer;

          (iv) offer employment to or employ any person who is then, or had been within 6 months of such offer, an employee of Employer; or

          (v) solicit any employee of Employer to terminate his or her employment.

Employee acknowledges that a material part of his/her current and future compensation, including salary increases and/or bonuses, is being paid in consideration for Employee's promises to honor the restrictive covenants and confidentiality aspects of this Employment Agreement. The Employee agrees that the restrictive covenants and confidentiality provisions set forth in this Employment Agreement are both reasonable and necessary to protect the vital interests of Employer and to promote an open and productive working relationship between Employer and Employee, from which Employee will benefit.

4. Section 6.11 of the Agreement is hereby amended to add the following sentence.

Employee acknowledges that, in connection with this Agreement, Employee has been advised to seek the advise of counsel and is now so advised.

5. Section 7a.i.(B) of the Agreement is hereby amended as follows:

     The words "12 months" shall replace the words "18 months" in both places in which such words appear.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date above written.

MICHAEL P. SABANOS                  KAYE  GROUP INC.


______________________________      By:___________________________________
                                        Bruce D. Guthart, President & CEO


3